UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 6, 2005

PROSOFTTRAINING

(Exact name of registrant as specified in its charter)

Nevada	000-21535	87-0448639
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

410 N. 44th Street, Suite 600, Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(602) 794-4199

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On January 6, 2005, the Company received notices of intent to convert (together, the “Conversion Notice”) from the holders of its 8% secured convertible promissory notes issued August 30, 2004 (the “Notes”), DKR SoundShore Oasis Holding Fund Ltd. and DKR SoundShore Strategic Holding Fund Ltd. (collectively, the “Investors”).

The Investors indicated their election to convert $125,000.00 of aggregate principal amount of Notes, plus accrued interest of $3,472.22, into common shares of the Company. Under the terms of the Notes such amounts are convertible into shares of the Company’s stock at $0.28 per share. As a result of the Notice provided by the Investors, on January 10, 2005 the Company issued 458,828 of common stock to the Investors. In the Notice the Investors indicated their intent to promptly sell these common shares pursuant to the prospectus under the Company’s currently effective Registration Statement on Form S-3 that covers the resale of these and other shares.

The Investors are “accredited investors”, as that term is defined within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission. The issuance of the Notes, and the issuance of the shares of common stock upon conversion of the Notes, was made in reliance upon the exemptions from the registration provisions of the Securities Act of 1933, as amended (the “Act”), and the regulations thereunder afforded by Section 4(2) of the Act and Rule 506 thereunder.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 12, 2005	PROSOFTTRAINING (Registrant)

	By:	/s/ William J. Weronick
William J. Weronick,
Vice President Finance

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